CAPITAL PROPERTIES, INC.

                          100 Dexter Road
               East Providence, Rhode Island  02914

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         April 28, 1998

PLEASE TAKE NOTICE that the 1998 annual meeting of shareholders of Capital Properties, Inc. (the "Company") will be held at the offices of Hinckley, Allen and Snyder, 1500 Fleet Center in Providence, Rhode Island, on Tuesday, April 28, 1998 at 2:00 o'clock P.M., local time, for the following purposes:

    (1) To elect five directors to serve for a term of one year until their successors are elected and qualified;

    (2) To approve the appointment of Lefkowitz, Garfinkel, Champi & DeRienzo P.C. as independent auditors of the accounts of the Company for 1998;
    and

    (3) To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof.

Holders of record of the common stock on the books of the Company as of the close of business on March 2, 1998 will be entitled to vote.

                         By Order of the Board of Directors



                         EDWIN G. TORRANCE
                         Secretary
                         CAPITAL PROPERTIES, INC.

East Providence, Rhode Island
March 26, 1998

Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, the proxy will not be used without your consent.

                       CAPITAL PROPERTIES, INC.

                          PROXY STATEMENT

                   ANNUAL MEETING OF SHAREHOLDERS

                             April 28, 1998


               SOLICITATION AND REVOCATION OF PROXIES


The accompanying proxy is solicited by the Board of Directors of Capital Properties, Inc. (the "Company"), in connection with the annual meeting of shareholders to be held April 28, 1998, and the Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary prior to the meeting or may be transmitted orally to the Secretary at the meeting. Every properly signed proxy will be voted in accordance with the specifications made thereon.

This proxy statement and the accompanying proxy are expected to be first sent to shareholders on March 26, 1998.

                        VOTING AT MEETING

Only shareholders of record at the close of business on March 2, 1998, will be entitled to vote at the meeting. Under the Company's articles of incorporation, each shareholder has one vote for every share owned. On the record date, there were 3,000,000 shares of common stock of the Company outstanding. There were no other outstanding securities of the Company entitled to vote.

The directors will be elected in each case by vote of the holders of a majority of the shares present or represented at the meeting.

Shares represented by proxies which are marked "withhold authority" with respect to the election of any particular nominee for director, "abstain" with respect to the approval of independent auditors, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. Brokers who hold shares in street name may lack authority to vote such shares on certain items, absent specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and therefore will be treated as not present at the meeting for those purposes, but otherwise will have no effect on the outcome of the voting on such matters. It is not presently anticipated that any matter which might be the subject of a "broker non-vote" will come before the annual meeting.

                         ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company. Certain information concerning such nominees is set forth below:

                      Principal Occupation           Director
Name and Age          During Past Five Years          Since

Robert H. Eder (65)	  Chairman of the Company,         1995
                      June 30, 1995 to present;
                      Chairman, Providence and
            			       Worcester Railroad Company,
                      1983 to present

Ronald P.             Vice President of the Company,   1998
  Chrzanowski (55)    November 12, 1997 to December
                      31, 1997; President of the
                      Company, January 1, 1998 to
                      present; Vice President of
                      Providence and Worcester
                      Railroad Company, 1983-1997.

James H. Dodge (57)   Chairman, Chief Executive        1997
			                   Officer and President,
        		            Providence Energy Corporation


Harold J. Harris (69) President, Wm. H. Harris,       1995
                      Inc. (Retailer)

Henry S.              Consultant, 1994 to present;    1990
  Woodbridge, Jr.(69) Retired, 1993-l994;
        		            President, Rhode Island Anti-
                      Drug Coalition, 1991-1993

Mr. Eder is also a director of Providence and Worcester Railroad
Company.  Mr. Dodge is also a director of Providence Energy
Corporation.  Mr. Harris is also a director of The Fairchild
Corporation.

The Board of Directors has an Audit Committee and a Compensation Committee both currently comprised of James H. Dodge, Harold J. Harris and Henry S. Woodbridge, Jr. The Audit Committee is responsible for overseeing the establishment and maintenance of an effective financial control environment for the Company, for overseeing procedures for evaluating the system of internal accounting control and for evaluating audit performance. The Compensation Committee is responsible for recommending to the full Board of Directors appropriate compensation levels for all officers of the Company. The Board does not have a nominating committee or a committee performing a similar function.

The Board of Directors held six meetings during the fiscal year ended December 31, 1997 and the Audit Committee and Compensation
Committee each held one meeting during the fiscal year ended
December 31, 1997.

Directors, other than directors who are employed by the Company, received a fee of $750 for attendance at each meeting of the Board of Directors, together with related transportation and living expenses. Each member of the Audit and Compensation Committee received $250 for each attended meeting of that committee.


                       EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or accrued by the Company during the three-year period ended December 31, 1997, to each of its executive officers who earned more than $100,000 in salary and bonus in 1997, for services rendered in all capacities to the Company during 1997.

                      SUMMARY COMPENSATION TABLE

                         Annual Compensation
                                                  All Other
Name and Principal		                        			 Compensation
Position             Year     Salary($)             $ (1)
Robert H. Eder,      1997     $155,000            $ --
  Chairman

Barbara J. Dreyer,   1997      150,000             11,250
  President and      1996      150,000             11,250
  Treasurer          1995      128,400              9,630


(1) Amounts paid directly to the retirement accounts of employees under the Company's simplified employee pension plan.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           MANAGEMENT

On March 2, 1998, to the best of the Company's knowledge, no person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) was the beneficial owner of more than five per cent of the Company's outstanding common stock, $1.00 par value, except as follows:

                                    Number of       Percent
   Name and Address	               shares held      of Class

   Robert H. Eder and Linda Eder   1,569,738(1)       52.3%
   2441 S.E. Bahia Way
   Stuart, Florida 34996

   Lance S. Gad                      164,280	          5.5%
   250 Fence Row Drive
   Fairfield, Connecticut 06430


(1) Robert H. Eder and Linda Eder are husband and wife, and each holds 784,869 shares directly.

The following table reflects as of March 2, 1998, the beneficial ownership of shares of common stock of the Company by directors, nominees for director and officers of the Company, all shares being owned directly except as otherwise noted:


   Name of Individual or                  Shares     Percent
   Identification of Group                 Owned    	of Class

   Ronald P. Chrzanowski..............     1,560        *
   James H. Dodge.....................       300        *
   Barbara J. Dreyer..................     5,200	       *
   Robert H. Eder (1)................. 1,569,738	     52.3%
   Harold J. Harris...................     7,500        *
   Henry S. Woodbridge, Jr............     4,500        *
   All directors and officers
      as a group (7).................. 1,589,098      53.0%


(1) Includes 784,869 shares held by his wife, Linda Eder.
    *Less than 1%

                         CERTAIN TRANSACTIONS

In 1988, in accordance with a plan of distribution, the Company transferred the ownership of Providence and Worcester Railroad Company (Railroad) to the Company's shareholders. The Company and Railroad have a common controlling shareholder. As part of the plan, the Company received a promissory note in the amount of $9,377,000 payable over a period of twenty years with interest at 12% per year, prepayable at any time without penalty.
Prepayments reduced the required monthly payments without changing the term of the note.

During 1995, Railroad informed the Company that it had secured a commitment from a bank which would enable it to borrow funds in an amount sufficient to prepay the entire balance of its note at an interest rate below 10%. The Company and Railroad negotiated an agreement reducing the interest rate to 10% upon Railroad's prepayment of $1,800,000 on its note, the proceeds of which were used by the Company to prepay in full its note payable to a bank in the amount of $1,755,000.

The agreement further provided that the first $200,000 of any future prepayments would reduce the required monthly payments over the remaining term of the note. Thereafter, 50% of any additional prepayments will reduce the required monthly payments, and the balance will be applied to reduce the note in inverse order of maturity of the remaining principal payments. During 1996, Railroad made a voluntary prepayment of $200,000, which prepayment (together with the interest rate adjustment) results in a current monthly payment of principal and interest over the remaining eleven-year term in the amount of $53,000.

During 1995, the Company also entered into an agreement with Railroad releasing a portion of the collateral securing the note in exchange for the right to acquire Wilkesbarre Pier (the Pier) in East Providence, Rhode Island for the sum of $1, subject to Railroad's retaining the right to use the Pier for certain purposes. The Pier is used by the Company for the berthing of vessels which off-load petroleum products which are transported by pipeline to the petroleum storage facilities.

The note is secured by a first mortgage on a significant portion of Railroad's operating right-of-way in Massachusetts, exclusive of the track structure (which includes rails, ties, fasteners and ballast).

Since 1985, the Company had been a party to an agreement (the Pier Operating Agreement) covering the operation and maintenance of the Pier. In 1991, the Pier Operating Agreement was amended by the parties then subject to it, which were the Company, Railroad and two oil companies. The Pier Operating Agreement provided that the parties would share the annual cost of operating and maintaining the Pier based on their relative usage of the Pier as measured by vessel berthing hours.

In October 1997, Railroad was notified by one of the two oil companies party to the Pier Operating Agreement (the Withdrawing Company) that the Withdrawing Company was withdrawing from the Pier Operating Agreement on April 1, 1998 and that it would no longer be using the Pier after December 31, 1997. The other oil company had previously discontinued utilizing the Pier but never withdrew from the Pier Operating Agreement .

In December 1997, Railroad and the Withdrawing Company entered into a new agreement (New Agreement) whereby the Withdrawing Company agrees to pay annual minimum fees for five years commencing January 1, 1998, which range from $185,000 to $235,000. Under the terms of the New Agreement, the owner of the Pier is not required to make any repairs to the Pier. The New Agreement may be terminated by the Withdrawing Company upon ninety days' notice only in the event of a failure of a component of the Pier that the owner does not repair.

In January 1998, the Company exercised its right to acquire the Pier from Railroad for $1, and Railroad assigned its rights under the New Agreement to the Company.

On February 17, 1998, Railroad filed a Form S-1 Registration Statement with the Securities and Exchange Commission to sell an additional 1,000,000 shares of common stock. The Registration Statement sets forth that a portion of the funds to be raised will be used to retire in full its note to the Company. The Registration Statement became effective on March 18, 1998. Accordingly, it is anticipated that this payment will be made on or before March 31, 1998.

A trust for the benefit of the Company's controlling shareholder (the "Trust") was party to an agreement (the "Pipeline Agreement") with respect to the use of two petroleum pipelines located in East Providence which connect the Wilkesbarre Pier to the Facilities owned by the Company's wholly-owned subsidiary, Capital Terminal Company. Since February 1983, the Company and any operator of its Facilities have had the right to use the pipelines for the transportation of petroleum products in consideration for which the Company assumed all of the Trust's obligations for repair and maintenance under the Pipeline Agreement and agreed to pay to the Trust a fee based upon the number of barrels of product transported through the pipelines. The fee is subject to adjustment as of October 1 of each year to reflect changes in the Consumer Price Index (1967 = 100). For the twelve month period ending September 30, 1997, the Company paid $20,000 to the Trust and was not required to make any payment with respect to maintenance and other expenses.

In December 1997, the Trust entered into an agreement with the Withdrawing Company which owns the two petroleum pipelines, whereby the Withdrawing Company released the Trust from liability in connection with the pipelines for any costs incurred to date by the Withdrawing Company, and the Trust would only be responsible in the future for its proportionate share of a repair or replacement to the pipelines in excess of $25,000.

The Company had the option to purchase the rights of the Trust under the Pipeline Agreement and exercised its option in January
1998, acquiring all rights of the Trust for $50,000.


                  INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has recommended that Lefkowitz, Garfinkel, Champi & DeRienzo P.C., who acted as independent auditors of the accounts of the Company for 1997, be appointed as independent auditors of the accounts of the Company for the year 1998. The Company has recently been advised by Lefkowitz, Garfinkel, Champi & DeRienzo P.C. that they have no direct financial interest or any material indirect financial interest in the Company, nor have they had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

It is expected that a representative of Lefkowitz, Garfinkel, Champi & DeRienzo P.C. will be present at the annual meeting with the opportunity to make a statement if he so desires and that such representative will be available to respond to appropriate questions.

                         FINANCIAL STATEMENTS

A copy of the annual report of the Company for the year ended
December 31, 1997 is enclosed. Such report is not part of this proxy statement.

                        ADDITIONAL INFORMATION

The Company will provide without charge to each shareholder entitled to vote at the 1998 annual meeting, on the written request of any such shareholder, a copy of the Company's annual report to the Securities and Exchange Commission on Form 10-KSB for the year 1997. Requests for copies of such report should be addressed to the Company at 100 Dexter Road, East Providence, Rhode Island 02914, Attention: Treasurer.

                  PROPOSALS FOR 1999 ANNUAL MEETING

The 1999 annual meeting of the shareholders of the Company is scheduled to be held April 27, 1999. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 27, 1998.

                         OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

                            By Order of the Board of Directors


                            EDWIN G. TORRANCE
                            Secretary
                            CAPITAL PROPERTIES, INC.

Dated March 26, 1998

                      CAPITAL PROPERTIES, INC.
         Annual Meeting of Shareholders -- April 28, 1998

The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Robert H. Eder and Stephen J. Carlotti, or either of them, each with full power of substitution, acting jointly or singly if only one be present and acting, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in Capital Properties, Inc. at the annual meeting of shareholders to be held April 28, 1998 in Providence, Rhode Island, and at any adjournments thereof, as follows:

1.  ELECTION OF DIRECTORS:

   FOR all nominees listed below      WITHHOLD  AUTHORITY to vote
   except as marked to the            for all nominees listed
   contrary below ___                 below ______


R.  H. Eder, R. P. Chrzanowski, J. H. Dodge, H. J. Harris, and
H. S. Woodbridge, Jr.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
_________________________________________________________________

2. PROPOSAL TO APPROVE THE APPOINTMENT OF LEFKOWITZ, GARFINKEL,
CHAMPI & DERIENZO P.C. as independent public accountants of the Company for 1998:

      _____FOR         _____AGAINST         _____ABSTAIN

3. In their discretion, upon such other matters as may properly come before the meeting.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

             PLEASE DATE, SIGN AND RETURN THIS PROXY

(Sign exactly as your names appear   Dated__________________1998
hereon. When signing as attorney,
executor, administrator, trustee,    Signed_____________________
guardian or in a corporate capacity,
please give full title as such.      ___________________________
In case of joint tenants or multiple
owners, each party must sign.)